UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2022, UMB Financial Corporation (the “Company”) completed the previously announced public offering (the “Offering”) of $110,000,000 aggregate principal amount of the Company’s 6.250% Fixed-to-Fixed Rate Subordinated Notes due 2032 (the “Notes”).

The Notes were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-266941) filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2022, as supplemented by the preliminary prospectus supplement, filed with the Commission on September 23, 2022, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”) and the final prospectus supplement, filed with the Commission on September 26, 2022, pursuant to Rule 424(b)(2) of the Securities Act.

The Notes were issued pursuant to an Indenture, dated as of September 17, 2020 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of September 28, 2022 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), in each case, between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as Trustee.

The Notes will mature on September 28, 2032 (the “Maturity Date”). The Notes will bear interest (i) from and including September 28, 2022, to, but excluding, September 28, 2027 (the “Reset Date”), or the date of earlier redemption, at a fixed annual rate of 6.250%, and (ii) from and including the Reset Date to, but excluding, the Maturity Date, or the date of earlier redemption, at a fixed annual rate equal to the five-year U.S. Treasury rate as of the Reset Date, plus 2.298% per annum. Interest on the Notes will be payable semi-annually in arrears, on March 28 and September 28 of each year, beginning on March 28, 2023.

The Company will have the option to redeem the Notes (i) in whole or in part commencing on the Reset Date, and on any interest payment date thereafter, (ii) in whole or in part at any time during the three month period prior to the Maturity Date, or (iii) in whole, but not in part, upon the occurrence of a “Tax Event” a “Tier 2 Capital Event” or the Company being required to register as an investment company pursuant to the Investment Company Act of 1940. The redemption price for any redemption will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Any early redemption of the Notes will be subject to the approval of the Board of Governors of the Federal Reserve System to the extent required under applicable laws or regulations, including regulations governing capital criteria.

There is no sinking fund for the Notes. The Notes are unsecured and will rank junior and be subordinated to all of our existing and future senior indebtedness. The Notes will rank equally with all of our existing and future subordinated indebtedness that is not specifically stated to be junior to the Notes. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

The foregoing descriptions of the Base Indenture and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. For a complete description of the foregoing documents, please refer to the Base Indenture filed as Exhibit 4.1 and the Supplemental Indenture filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Form of the Notes is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

In connection with the Offering, Bryan Cave Leighton Paisner LLP opined on the validity of the Notes. The opinion of Bryan Cave Leighton Paisner LLP, and its consent, is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of September 17, 2020, by and between UMB Financial Corporation and Computershare Trust Company, National Association (as successor to Wells Fargo, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 17, 2020 and filed with the Commission on September 22, 2020).

4.2	Second Supplemental Indenture, dated as of September 28, 2022, by and between UMB Financial Corporation and Computershare Trust Company, National Association, as Trustee, with respect to the 6.250% Fixed-to-Fixed Rate Subordinated Notes due 2032.

4.3	Form of 6.250% Fixed-to-Fixed Rate Subordinated Notes due 2032 (included in Exhibit 4.2).

5.1	Opinion of Bryan Cave Leighton Paisner LLP.

23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

Date: September 28, 2022